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                                                                  Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Evans his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration and sale of shares of common stock of Reunion Industries, Inc. reserved for issuance in connection 1998 Stock Option Plan of Reunion Industries, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


             Signature             Title                   Date
             ---------             -----                   ----


---------------------------   Chairman of the Board          May __, 2000
   Charles E. Bradley, Sr.    and Chief Executive
                              Officer


---------------------------   Director                       May __, 2000
      Thomas N. Amonett


---------------------------   Director, President and        May __, 2000
     Kimball J. Bradley       Chief Operating Officer


---------------------------   Director                       May __, 2000
     Thomas L. Cassidy


---------------------------   Director                       May __, 2000
       W.R. Clerihue


---------------------------   Director and Vice Chairman     May __, 2000
     Joseph C. Lawyer


---------------------------   Director                       May __, 2000
      Franklin Myers


---------------------------   Director                       May __, 2000
      John G. Poole


---------------------------   Executive Vice President of    May __, 2000
    John M. Froehlich         Finance and Chief Financial
                              Officer